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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-56857) of our report dated January 23, 1998 except for the information in Notes N and O to the financial statements for which the date is May 5, 1998 on our audits of the financial statements and financial statement schedule of the Alliance Laundry Holdings LLC. We also consent to the references to our firm under the captions "Experts", "Selected Historical Combined Financial Data", and "Summary Historical and Unaudited Pro Forma Combined Financial and Operating Data."

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts

February 16, 1999